Exhibit 4.1

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                     THE NEWKIRK MASTER LIMITED PARTNERSHIP

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                                TABLE OF CONTENTS

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ARTICLE I         DEFINED TERMS................................................2

ARTICLE II        ORGANIZATIONAL MATTERS.......................................9
   Section 2.1    Organization.................................................9
   Section 2.2    Name.........................................................9
   Section 2.3    Registered Office and Agent; Principal Office................9
   Section 2.4    Term........................................................10
   Section 2.5    Power of Attorney...........................................10

ARTICLE III       PURPOSE.....................................................11
   Section 3.1    Purpose and Business........................................11
   Section 3.2    Powers......................................................11
   Section 3.3    Partnership Only for Purposes Specified.....................11

ARTICLE IV        CAPITAL CONTRIBUTIONS AND ISSUANCES OF
                  UNITS.......................................................12
   Section 4.1    Capital Accounts and Capital Contributions of the Partners..12
   Section 4.2    Additional Issuances of Units...............................12
   Section 4.3    No Preemptive Rights........................................13
   Section 4.4    Other Contribution Provisions...............................13
   Section 4.5    No Interest on Capital......................................13

ARTICLE V         DISTRIBUTIONS...............................................14
   Section 5.1    Requirement and Characterization of Distributions...........14
   Section 5.2    Amounts Withheld............................................14
   Section 5.3    Distributions Upon Liquidation..............................14
   Section 5.4    Revisions to Reflect Issuance of Additional Units...........14

ARTICLE VI        ALLOCATIONS.................................................14
   Section 6.1    Allocations For Capital Account Purposes....................14
   Section 6.2    Revisions to Allocations to Reflect Issuance of
                    Additional Units..........................................15

ARTICLE VII       MANAGEMENT AND OPERATIONS OF BUSINESS.......................15
   Section 7.1    Management..................................................15
   Section 7.2    Certificate of Limited Partnership..........................19
   Section 7.3    Title to Partnership Assets.................................20
   Section 7.4    Partnership Expenses........................................20
   Section 7.5    Outside Activities of the General Partner...................20
   Section 7.6    Transactions with Affiliates................................20
   Section 7.7    Indemnification.............................................21
   Section 7.8    Liability of the General Partner............................23
   Section 7.9    Other Matters Concerning the General Partner................23
   Section 7.10   REIT Restrictions...........................................24
   Section 7.11   Reliance by Third Parties...................................24


                                      (i)
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                                TABLE OF CONTENTS

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ARTICLE VIII      RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS..................25
   Section 8.1    Limitation of Liability.....................................25
   Section 8.2    Management of Business......................................25
   Section 8.3    [Intentionally Left Blank]..................................25
   Section 8.4    Outside Activities of Limited Partners......................25
   Section 8.5    Return of Capital...........................................25
   Section 8.6    Rights of Limited Partners Relating to the Partnership......26

ARTICLE IX        BOOKS, RECORDS, ACCOUNTING AND REPORTS......................26
   Section 9.1    Records and Accounting......................................26
   Section 9.2    Fiscal Year.................................................27
   Section 9.3    Reports.....................................................27

ARTICLE X         TAX MATTERS.................................................27
   Section 10.1   Preparation of Tax Returns..................................27
   Section 10.2   Tax Elections...............................................27
   Section 10.3   Tax Matters Partner.........................................27
   Section 10.4   Withholding.................................................28

ARTICLE XI        TRANSFERS AND WITHDRAWALS...................................29
   Section 11.1   Transfer....................................................29
   Section 11.2   Limited Partners' Rights to Transfer........................30
   Section 11.3   Substituted Limited Partners................................31
   Section 11.4   General Provisions..........................................31

ARTICLE XII       WITHDRAWAL OR REMOVAL OF GENERAL PARTNER;
                  ADMISSION OF PARTNERS.......................................32
   Section 12.1   Withdrawal of the General Partner...........................32
   Section 12.2   Removal of General Partner..................................32
   Section 12.3   Amendment of Agreement and Certificate of
                    Limited Partnership.......................................33
   Section 12.4   Admission of Successor General Partner......................33
   Section 12.5   Admission of Additional Limited Partners....................33
   Section 12.6   Amendment of Agreement and Certificate of
                    Limited Partnership.......................................34

ARTICLE XIII      DISSOLUTION AND LIQUIDATION.................................34
   Section 13.1   Dissolution.................................................34
   Section 13.2   Winding Up..................................................35
   Section 13.3   Compliance with Timing Requirements of Regulations..........36
   Section 13.4   Rights of Limited Partners..................................36
   Section 13.5   Notice of Dissolution.......................................36
   Section 13.6   Cancellation of Certificate of Limited Partnership..........37
   Section 13.7   Reasonable Time for Winding Up..............................37
   Section 13.8   Waiver of Partition.........................................37
   Section 13.9   Liability of Liquidator.....................................37


                                      (ii)
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                                TABLE OF CONTENTS

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ARTICLE XIV       AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS................37
   Section 14.1   Amendments..................................................37
   Section 14.2   Meetings of the Partners; Actions Without a Meeting.........38
   Section 14.3   Voting Rights...............................................39

ARTICLE XV        GENERAL PROVISIONS..........................................40
   Section 15.1   Addresses and Notices.......................................40
   Section 15.2   Titles and Captions.........................................41
   Section 15.3   Pronouns and Plurals........................................41
   Section 15.4   Further Action..............................................41
   Section 15.5   Binding Effect..............................................41
   Section 15.6   Creditors; Other Third Parties..............................41
   Section 15.7   Waiver......................................................41
   Section 15.8   Counterparts................................................42
   Section 15.9   Applicable Law..............................................42
   Section 15.10  Invalidity of Provisions....................................42
   Section 15.11  Entire Agreement............................................42


                                      (iii)
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                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                     THE NEWKIRK MASTER LIMITED PARTNERSHIP

            THIS AGREEMENT OF LIMITED PARTNERSHIP OF The Newkirk Master Limited Partnership (the "Partnership"), dated as of October 23, 2001, is entered into by and among MLP GP LLC (the "General Partner"), a Delaware limited liability company, as the general partner of the Partnership, Newkirk Manager Corp., as the organizational limited partner (the "Organizational Limited Partner") and all other persons and entities who shall, pursuant to the Exchange (as defined below) or otherwise become limited partners of the Partnership in accordance with the provisions hereof (the "Limited Partners").

                                    RECITALS

            WHEREAS, the General Partner and Organizational Limited Partner have formed the Partnership pursuant to the laws of the State of Delaware;

            WHEREAS, the Partnership was formed to facilitate the series of transactions (collectively, the "Exchange") whereby, as described in a Consent Solicitation Statement/Offering Circular of, among other things, the Merger Partnerships (as defined below) and the Partnership, dated October 23, 2001 (the "Consent Solicitation Statement"), among other things, (i) certain limited partnerships (the "Merger Partnerships") that are managed by the Newkirk Group will be merged into separate newly-formed limited partnerships that are wholly-owned by the Partnership, (ii) certain entities that are part of the Newkirk Group (as defined below) (the "Contributing Entities") will contribute certain assets or entities that own certain assets relating to the management or capital structure of the Merger Partnerships and other limited partnerships which are managed by the Newkirk Group (the "Contributed Newkirk Assets") to the Partnership or subsidiaries of the Partnership, and (iii) limited partners in non-Participating Partnerships (as defined below) who are Accredited Investors and who vote to approve the Exchange ("Electing Investors") will contribute their limited partnership interests to the Partnership; and

            WHEREAS, as part of the Exchange, partners in the Merger Partnerships and Electing Investors will receive units of limited partnership interest in the Partnership in exchange for their partnership interests in the Merger Partnerships and Non-Participating Partnerships, respectively, and the Contributing Entities will receive units of limited partnership interest in the Partnership in exchange for the Contributed Newkirk Assets.

            NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the parties hereby agree as follows:

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                                    ARTICLE I
                                  DEFINED TERMS

            The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

            "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

            "Accredited Investor" has the meaning set forth in Regulation D under the Securities Act of 1933, as amended, which generally provides that (with respect to individuals) a person is an accredited investor if such person
(i) has a net worth (or joint net worth with such person's spouse) in excess of $1,000,000 or (ii) had an individual income in excess of $200,000 in each of the two most recent years or joint income with the person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

            "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Sections 4.2 and 12.5 hereof and who is shown as such on the books and records of the Partnership.

            "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each Partnership taxable year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6). The
foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

            "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership taxable year.

            "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Exhibit B hereof.

            "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person; (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests; or
(iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii), and (iii) above. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.


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            "Agreed Value" means (i) in the case of any Contributed Property as of the time of its contribution to the Partnership, the 704(c) Value of such property, (ii) in the case of any Adjusted Property, its fair market value (as determined under Exhibit B hereto) on the date of adjustment and (iii) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

            "Agreement" means this Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

            "Book-Tax Disparities" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

            "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law or executive order to close.

            "Capital Account" means the Capital Account maintained for a Partner pursuant to Exhibit B hereof.

            "Capital Contribution" means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes to the Partnership pursuant to Section 4.1 or 4.2 hereof.

            "Carrying Value" means (i) with respect to a Contributed Property or an Adjusted Property, the Agreed Value of such property, reduced in either case (but not below zero) by all Depreciation with respect to such Contributed Property or Adjusted Property, as the case may be, charged to the Partners' Capital Accounts following the contribution of or adjustment with respect to such property, and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

            "Certificate of Limited Partnership" means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.


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            "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

            "Consent Solicitation Statement" has the meaning set forth in the Recitals hereof.

            "Contributed Newkirk Assets" has the meaning set forth in the Recitals.

            "Contributed Property" means each property or other asset, in such form as may be permitted by the Act (but excluding cash), contributed to the Partnership, including all non-cash property acquired by the Partnership in the Exchange. Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B hereof, such property shall no longer constitute a Contributed Property for purposes of Exhibit B hereof, but shall be deemed an Adjusted Property for such purposes.

            "Depreciation" means, for each taxable year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction with respect to such asset for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

            "Disregarded Entity" means a limited liability company or other unincorporated entity which is wholly owned by the General Partner and whose existence is disregarded for federal income tax purposes under Treasury Regulation Section 1.7701-3.

            "Effective Time" means 12:01 a.m. on January 1, 2002.

            "Electing Investors" has the meaning set forth in the Recitals hereto.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Exchange" has the meaning set forth in the Recitals hereto.

            "Exchange Value" means the value assigned to each Merger Partnership or Contributed Asset in the Exchange.

            "General Partner" means MLP GP LLC, in its capacity as the general partner of the Partnership, or its successors as general partner of the Partnership.

            "Immediate Family" means, with respect to any natural Person, such natural Person's estate or heirs or current spouse, parents, parents-in-law, children, siblings and grandchildren (in each case whether by adoption or not) and any trust or estate, all of the beneficiaries of which consist of such Person or such Person's spouse, parents, parents-in-law, children, siblings or grandchildren.


                                       4
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            "Incapacity" or "Incapacitated" means, (i) as to any individual
Partner, death, total physical disability or entry by a court of competent jurisdiction of an order adjudicating him or her incompetent to manage his or her Person or estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership or limited liability company which is a Partner, the dissolution and commencement of winding up of the partnership or limited liability company; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect; (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner; (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors; (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above; (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties; (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof; (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment; or (h) an appointment referred to in clause (g) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.

            "Indemnitee" means (i) any Person made a party to a proceeding by reason of (A) his or its status as the General Partner or the Manager, or as a director, officer, shareholder or member of the Partnership, the General Partner or the Manager, (B) his or its status as the general partner of a Merger Partnership, or as a director, officer, shareholder or member of a Merger Partnership or of the general partner of a Merger Partnership or (C) his or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken assets subject to); and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

            "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.


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

            "Limited Partner" means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner of the Partnership.

            "Liquidating Event" has the meaning set forth in Section 13.1.

            "Liquidator" has the meaning set forth in Section 13.2.

            "Manager" shall mean the manager of the General Partner.

            "Merger Partnerships" has the meaning set forth in the Recitals hereof.

            "Net Income" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit B.

            "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit B.

            "Newkirk Associates Agreement" means the agreement, dated as of July 8, 1998, among Apollo Real Estate Investment Fund III, L.P., WEM-Brynmawr Associates LLC, Newkirk NL Holdings LLC, Newkirk RE Holdings LLC, Vornado Newkirk L.L.C. and Vornado Realty L.P.

            "Newkirk Group" means affiliates of each of Apollo Real Estate Fund III, L.P., Vornado Realty Trust and senior executives of Winthrop Financial Associates, A Limited Partnership.

            "Non-Participating Partnerships" means those partnerships whose consent to the Exchange was sought pursuant to the Consent Solicitation Statement that did not obtain the requisite consent of their limited partners to participate in the Exchange.

            "Nonrecourse Built-in Gain" means, with respect to any Contributed Properties that are subject to a Nonrecourse Liability, the amount of taxable gain that would be allocated to the contributing Partners pursuant to Section 2.B(1)(a) of Exhibit C if such properties were disposed of in a taxable transaction for their 704(c) Value and for no other consideration.

            "Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

            "Nonrecourse Liability" has the meaning set forth in Regulations
Section 1.752-1(a)(2).

            "Organizational Limited Partner" means Newkirk Manager Corp.

            "Partner" means a General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners collectively.

            "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

            "Partner Nonrecourse Debt" has the meaning set forth in Regulations
Section 1.704-2(b)(4).

            "Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

            "Partnership" means the limited partnership formed under the Act and pursuant to this Agreement and the Certificate of Limited Partnership, as the same may be amended and/or restated, and any successor thereto.

            "Partnership Minimum Gain" has the meaning set forth in Regulations
Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Partnership taxable year shall be determined in accordance with the rules of Regulations
Section 1.704-2(d).

            "Partnership Record Date" means the record date established by the General Partner either (i) for a distribution pursuant to Section 5.1 hereof or
(ii) if applicable for determining the Partners entitled to vote or consent to any proposed action for which the consent or approval of the Partners is sought pursuant to Section 14.2 hereto.

            "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.

            "Percentage Interest" means, as to a Limited Partner, its interest in the Partnership as determined by dividing the Units owned by such Limited Partner by the total number of Units then outstanding and as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time, and as to the General Partner is zero.

            "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

            "Publicly Traded" means listed or admitted to trading on the New York Stock Exchange, the American Stock Exchange or another national securities exchange or designated for quotation on the NASDAQ National Market, or any successor to any of the foregoing.

            "Recapture Income" means any gain recognized by the Partnership upon the disposition of any property or asset of the Partnership that is characterized as ordinary income (because it represents the recapture of deductions previously taken with respect to such property or asset) or as gain subject to a 25% tax rate under the Code (because it is attributable to straight-line depreciation deductions previously taken with respect to such property or asset).

            "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

            "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.1(a) or 2.B.2(a) of Exhibit C to eliminate Book-Tax Disparities.

            "Sale or Disposition" means any of the following transactions: sales, exchanges or other dispositions of real or personal property, condemnations or any recovery or damage awards, and insurance proceeds (other than business or rental interruption insurance proceeds).

            "704(c) Value" of any Contributed Property means (1) in the case of all Contributed Property acquired by the Partnership in the Exchange, the gross value of such property used to determine the number of Units issued in exchange therefor, and (2) for all other Contributed Property, the fair market value of such property at the time of contribution, as determined by the General Partner using such reasonable method of valuation as it may adopt. Subject to Exhibit B hereof, the General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among the separate properties on a basis proportional to their respective fair market values.

            "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, business trust or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests, is owned, directly or indirectly, by such Person.

            "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.3.

            "Terminating Capital Transaction" means any Sale or Disposition of all or substantially all of the assets of the Partnership (directly or indirectly) or a related series of such transactions that, taken together, result in the Sale or Disposition of all or substantially all of the assets of the Partnership.

            "Unit" means a unit of limited partnership interest in the Partnership issued pursuant to Sections 4.1 or 4.2. The number of Units outstanding and the Percentage Interest in the Partnership represented by such Units are set forth in Exhibit A attached hereto, as such Exhibit may be amended from time to time. The Units shall be uncertificated securities unless the General Partner determines that the Units shall be evidenced by certificates.

            "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B hereof) as of such date over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date.

            "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date over (ii) the fair market value of such property (as determined under Exhibit B hereof) as of such date.

                                   ARTICLE II
                             ORGANIZATIONAL MATTERS

      Section 2.1 Organization

            The Partnership is a limited partnership organized pursuant to the provisions of the Act. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Units shall be personal property for all purposes.

      Section 2.2 Name

            The name of the Partnership is The Newkirk Master Limited Partnership. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any of its Affiliates. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

      Section 2.3 Registered Office and Agent; Principal Office

            The address of the registered office of the Partnership in the State of Delaware shall be located at Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be Corporation Service Company. The principal office of the Partnership shall be 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

      Section 2.4 Term

            The term of the Partnership commenced on the date on which the Certificate of Limited Partnership was filed in the office of the Secretary of State of the State of Delaware in accordance with the Act, and shall continue in perpetuity, unless it is dissolved pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

      Section 2.5 Power of Attorney

            A. Each Limited Partner hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in- fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                  i. execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, XII or XIII hereof or relating to the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Units; and

                  ii. execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for in this Agreement.

            B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner and the transfer of all or any portion of such Limited Partner's Units and shall extend to such Limited Partner's heirs, successors, assigns and personal representatives. Each such Limited Partner hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

                                   ARTICLE III
                                     PURPOSE

      Section 3.1 Purpose and Business

            The purpose of the Partnership shall be to (i) facilitate and consummate the Exchange, (ii) directly or indirectly (whether through a Subsidiary or otherwise) invest in, acquire, own, hold, manage, operate, sell, exchange and otherwise dispose of interests in real estate and assets related to real estate and (iii) to otherwise engage in any lawful act or activity for which limited partnerships may be formed under the laws of the State of Delaware and to conduct such activities and transactions as the General Partner deems necessary or advisable to promote the business of the Partnership.

      Section 3.2 Powers

            The Partnership shall have full power and authority to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property and other real estate-related assets, and lease, sell, transfer and dispose of real property and other real estate-related assets.

      Section 3.3 Partnership Only for Purposes Specified

            The Partnership shall be a partnership only for the purposes specified in Section 3.1 above, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in
Section 3.1 above.

                                   ARTICLE IV
                       CAPITAL CONTRIBUTIONS AND ISSUANCES
                                    OF UNITS

      Section 4.1 Capital Accounts and Capital Contributions of the Partners

            A. Capital Contribution of Organizational Limited Partner. Upon the formation of the Partnership, the Organizational Limited Partner made a Capital Contribution in the amount of One-Hundred Dollars ($100) in cash. Concurrently with the effective time of the Exchange, the Capital Contribution of the Organizational Limited Partner shall be returned, without interest, the Organizational Limited Partner shall withdraw from the Partnership, and the Organizational Limited Partner, as such, shall have no further rights, claims or interests as a Partner in and to the Partnership.

            B. Initial Capital Contributions. At the Effective Time each Accredited Investor that was a Partner in a Merger Partnership or was an Electing Investor immediately prior to the Exchange, and each Contributing Entity, respectively, will be deemed to have made a Capital Contribution equal to $100 multiplied by the number of Units issued to such Person in the Exchange.

            C. Capital Accounts. Capital Accounts shall be maintained for each Partner pursuant to Exhibit B hereof. On the Effective Date, the Capital Account balances of each Limited Partner shall equal the amount of Capital Contribution deemed made by such Limited Partner on the Effective Date in accordance with
Section 4.1.B hereof.

            D. No Obligation of General Partner to Contribute. The General Partner as such shall be under no obligation to make any Capital Contributions and shall have no Capital Account. Nothing contained herein shall in any way restrict the General Partner or any of its Affiliates from owning Units or any other securities in the Partnership.

            E. No Obligation to Make Additional Capital Contributions. Except as provided in Section 10.4 hereof or elsewhere in this Agreement, the Partners shall have no obligation to make any additional Capital Contributions or provide any additional funding to the Partnership (whether in the form of loans, repayments of loans or otherwise). No Partner shall have any obligation to restore any deficit that may exist in its Capital Account, either upon a liquidation of the Partnership or otherwise.

      Section 4.2 Additional Issuances of Units

            The General Partner is hereby authorized to cause the Partnership from time to time to issue to the Partners or other Persons (including, without limitation, in connection with the contribution of property to the Partnership or a Subsidiary or the exercise of any conversion or exchange rights granted by the Partnership) additional Units in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to any then outstanding Units issued on the Effective Date, all as shall be determined by the General Partner in its sole and absolute discretion subject to Delaware law, including, without limitation,
(i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Units; (ii) the right of each such class or series of Units to share in Partnership distributions; (iii) the rights of each such class or series of Units upon dissolution and liquidation of the Partnership; (iv) whether such class of Units is redeemable by the Partnership and, if so, the price at, and the terms and conditions on, which such class of Units may be redeemed by the Partnership; (v) whether such class of Units is issued with the privilege of conversion and, if so, the rate at and the terms and conditions upon which such class of Units may be converted into any other class of Units; (vi) the terms and conditions of the issuance of such class of Units, and all other matters relating to the assignment thereof; and (vii) the rights of such class of Units to vote on matters relating to the Partnership and this Agreement. In the event that the Partnership issues Units pursuant to this Section 4.2, the General Partner shall make such revisions to this Agreement (without any requirement of receiving approval of the Limited Partners) including but not limited to the revisions described in Section 5.4 and Section 6.2 hereof, as it deems necessary to reflect the issuance of such additional Units and the special rights, powers and duties associated therewith. Unless specifically set forth otherwise by the General Partner, any Units issued after the Effective Date shall have the same rights, powers and duties as the Units issued on the Effective Date. The General Partner is also authorized to cause the issuance of any other type of security of the Partnership from time to time to Partners or other Persons on terms and conditions established in the sole and absolute discretion of the General Partner. Such securities may include, without limitation, unsecured and secured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class of Units that may be issued by the Partnership, options, rights or warrants to purchase any such class of Units or any combination of any of the foregoing.

      Section 4.3 No Preemptive Rights

            Except to the extent expressly granted by the General Partner (on behalf of the Partnership) pursuant to another agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership or (ii) issuance or sale of any Units.

      Section 4.4 Other Contribution Provisions

            In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash for the fair market value of such services, and the Partner had contributed such cash to the capital of the Partnership.

      Section 4.5 No Interest on Capital

            No Partner shall be entitled to interest on its Capital Contributions or its Capital Account.

                                    ARTICLE V
                                  DISTRIBUTIONS

      Section 5.1 Requirement and Characterization of Distributions

            The General Partner shall have the exclusive right and authority to declare and cause the Partnership to make distributions as and when and in such amounts as the General Partner deems appropriate or desirable in its sole discretion. Except as otherwise provided in Section 13.2 or in an agreement at the time a new class of Units is created in accordance with Article IV hereof, no Units shall be entitled to a distribution in preference to any other Units and all distributions shall be made to Persons who are Partners at the close of business on the Partnership Record Date in accordance with their respective Percentage Interests at the close of business on such Partnership Record Date.

      Section 5.2 Amounts Withheld

            All amounts withheld pursuant to Section 10.4 hereof with respect to any allocation, payment or distribution to the Limited Partners shall be treated as amounts distributed to Limited Partners pursuant to Section 5.1 above for all purposes under this Agreement.

      Section 5.3 Distributions Upon Liquidation

            Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership shall be distributed to the Limited Partners in accordance with
Section 13.2.

      Section 5.4 Revisions to Reflect Issuance of Additional Units

            In the event that the Partnership issues additional Units pursuant to Article IV hereof, the General Partner shall make such revisions to this
Article V as it deems necessary to reflect the issuance of such additional
Units.

                                   ARTICLE VI
                                   ALLOCATIONS

      Section 6.1 Allocations For Capital Account Purposes

            For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Exhibit B hereto) shall be allocated among the Partners in each taxable year (or portion thereof) as provided below.

            A. Net Income. After giving effect to the special allocations set forth in Section 1 of Exhibit C hereto, Net Income shall be allocated (i) first, to each Partner to the extent that Net Losses previously allocated to such Partner pursuant to the proviso of Section 6.1.B exceed Net Income previously allocated to such Partner pursuant to this clause (i) of Section 6.1.A, and (ii) thereafter, to the Partners in accordance with their respective Percentage Interests.

            B. Net Losses. After giving effect to the special allocations set forth in Section 1 of Exhibit C hereto, Net Losses shall be allocated to the Partners in proportion to their Percentage Interests, provided that Net Losses shall not be allocated to any Partner pursuant to this Section 6.1.B to the extent that such allocation would cause such Partner to have an Adjusted Capital Account Deficit (or to increase an existing Adjusted Capital Account Deficit) at the end of such taxable year (or portion thereof), and shall instead be allocated to the other Partners, pro rata to their Unit ownership, subject to the same limitation.

            C. Allocation of Nonrecourse Debt. The Partners agree that Nonrecourse Liabilities of the Partnership in excess of the amount of Partnership Minimum Gain relating thereto shall be allocated first, to each Partner with a share of Nonrecourse Built-in Gain, up to the amount thereof, and then among the Partners in accordance with their respective Percentage Interests.

            D. Recapture Income. Any gain allocated to the Partners upon a Sale or Disposition of any Partnership property shall, to the extent possible, after taking into account other required allocations of gain pursuant to Exhibit C, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

      Section 6.2 Revisions to Allocations to Reflect Issuance of Additional
Units

            In the event that the Partnership issues additional Units pursuant to Article IV hereof, the General Partner shall make such revisions to this
Article VI as it deems necessary to reflect the terms of the issuance of such additional Units.

                                   ARTICLE VII
                      MANAGEMENT AND OPERATIONS OF BUSINESS

      Section 7.1 Management

            A. Powers of General Partner. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may be removed by the Limited Partners with or without cause only upon the affirmative vote or written consent of Limited Partners owning a majority of the Percentage Interests. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.10 below, shall have full power and authority to do all things deemed necessary or desirable by it on such terms and conditions as the General Partner in its sole discretion deems appropriate, to conduct the business of the Partnership, to exercise all powers set forth in
Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

                  i. the making of any expenditures, the lending or borrowing of money, including, without limitation, making prepayments on loans, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary or desirable for the conduct of the activities of the Partnership;

                  ii. the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership, the registration of any class of securities of the Partnership under the Securities Exchange Act of 1934, as amended, and the listing of any debt securities of the Partnership on any exchange;

                  iii. subject to Sections 14.3.A.(iv) and 14.3.A.(viii), the acquisition, disposition, sale, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or any Subsidiary (including the exercise or grant of any conversion, option, privilege or subscription right or other right available in connection with any assets at any time held by the Partnership or such Subsidiary) or the merger or other combination of the Partnership with or into another entity, on such terms as the General Partner deems proper in its sole and absolute discretion; provided, however, that except in the case of a sale of property in connection with a tenant's exercise of a purchase option or economic discontinuance right provided in the applicable lease or a lease termination, the General Partner will not cause the Partnership to sell any of its properties acquired in the Exchange (whether owned directly or indirectly through any of the Partnership's Subsidiaries) prior to January 15, 2004 or, if earlier, the expiration of the primary term of the applicable lease, unless the General Partner determines, in the exercise of its fiduciary responsibility, that a sale is necessary in order to avoid the loss of the Partnership's investment in a property.

                  iv. the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement, including, without limitation, the financing of the conduct of the operations of the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, the Subsidiaries of the Partnership) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which the Partnership has an equity investment and the making of capital contributions to its Subsidiaries;

                  v. the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership or any other Person in which the Partnership has made a direct or indirect equity investment;

                  vi. the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

                  vii. the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

                  viii. the holding, managing, investing and reinvesting of cash and other assets of the Partnership and, in connection therewith, the opening, maintaining and closing of bank and brokerage accounts and the drawing of checks or other orders for the payment of moneys;

                  ix. the collection and receipt of revenues and income of the Partnership;

                  x. the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors of the Partnership, and the determination of their compensation and other terms of employment or hiring;

                  xi. the maintenance of such insurance for the benefit of the Partnership, the Partners and directors and officers thereof as it deems necessary and appropriate;

                  xii. the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures, limited liability companies or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to its Subsidiaries and any other Person in which it has an equity investment from time to time);

                  xiii. the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

                  xiv. the determination of the fair market value of any Partnership property distributed in kind, using such reasonable method of valuation as the General Partner may adopt;

                  xv. the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any assets or investment held by the Partnership;

                  xvi. the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, individually or jointly with any such Subsidiary or other Person;

                  xvii. the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have any interest pursuant to contractual or other arrangements with such Person;

                  xviii. the making, executing and delivering of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or other legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner under this Agreement;

                  xix. the amendment and restatement of Exhibit A hereto to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment of this Agreement, as long as the matter or event being reflected in Exhibit A hereto otherwise is authorized by this Agreement;

                  xx. subject to Section 14.3.A(viii), the approval and/or implementation of any merger (including a triangular merger), consolidation or other combination between the Partnership and another person that is not prohibited under this Agreement; the terms of Section 17-211(g) of the Act shall be applicable such that the General Partner shall have the right to effect any amendment to this Agreement or effect the adoption of a new partnership agreement for a limited partnership if it is the surviving or resulting limited partnership of the merger or consolidation (except as may be expressly prohibited under Section 14.1.C);

                  xxi. causing the Partnership to convert into a limited liability company without obtaining the consent of any other Partner provided that the terms of the operating agreement of such limited liability company are substantially similar to those contained herein; and

                  xxii. the taking of any and all actions necessary or desirable in furtherance of, in connection with or incidental to the foregoing.

            B. No Approval by Limited Partners. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation, to the full extent permitted under the Act or other applicable law. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

            C. Insurance. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership, (ii) liability insurance for the Indemnitees hereunder and (iii) such other insurance as the General Partner, in its sole and absolute discretion, determines to be necessary.

            D. Working Capital and Other Reserves. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable (both in purpose and amount) from time to time, including upon liquidation of the Partnership pursuant to Section 13.2 hereof.

            E. No Obligations to Consider Tax Consequences of Limited Partners. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken (or not taken) by it. The General Partner and the Partnership shall not have liability to a Limited Partner for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions, provided that the General Partner has acted in good faith and not beyond its authority under this Agreement.

      Section 7.2 Certificate of Limited Partnership

            The Partnership has previously caused the Certificate of Limited Partnership to be filed with the Secretary of State of Delaware. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.6.A(iv) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto to any Limited Partner.

      Section 7.3 Title to Partnership Assets

            Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

      Section 7.4 Partnership Expenses

            A. No Compensation. The General Partner as such shall not be compensated for its services as general partner of the Partnership.

            B. Responsibility for Partnership Expenses. The Partnership shall be responsible for and shall pay all expenses relating to the Exchange, the ownership of its assets, and its management, administration and operations. The General Partner shall be reimbursed for all expenses it incurs relating to the ownership, management, administration and operation of, or for the benefit of, the Partnership (including, without limitation, expenses related to the ownership, management and administration of any Subsidiaries of the Partnership or Affiliates of the Partnership). The General Partner shall determine in good faith the amount of expenses incurred by it related to the ownership and operation of, or for the benefit of, the Partnership. Such reimbursements shall be in addition to any reimbursement as a result of indemnification pursuant to
Section 7.7 below. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.

      Section 7.5 Outside Activities of the General Partner

            The General Partner and any of its Affiliates may have other business interests or may engage in other business ventures of any nature or description whatsoever, whether presently existing or hereinafter created, including, without limitation, the ownership, leasing, management, operation, franchising, syndication and/or development of real estate, and may compete, directly or indirectly, with the business of the Partnership. The General Partner or Affiliate thereof shall not incur any liability to the Partnership as the result of its pursuit of such other business interests and ventures and competitive activity, and neither the Partnership nor any Partners shall have any right pursuant to this Agreement to participate in such other business interests or ventures or to receive or share in any income or profits derived therefrom.

      Section 7.6 Transactions with Affiliates

            A. Transactions with Affiliates. The Partnership may enter into transactions with, or obtain services from, Affiliates of the General Partner provided that the General Partner has reasonably determined that the terms of such transactions are fair to the Partnership and comparable to those that could be obtained from unaffiliated third parties.

            B. Benefit Plans. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any of the Partnership's Subsidiaries.

            C. Transfers of Assets. The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable.

      Section 7.7 Indemnification

            A. General. To the fullest extent permitted by Delaware law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the Exchange or the operations of the Partnership, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, creates a rebuttable presumption that such Indemnitee acted in a manner that would preclude indemnification under this Section 7.7. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.7.

            B. Advance of Expenses. Reasonable expenses expected to be incurred by an Indemnitee shall be paid or reimbursed by the Partnership in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against an Indemnitee.

            C. No Limitation of Rights. The indemnification provided by this
Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

            D. Insurance. The Partnership may purchase and maintain insurance on behalf of the Indemnitees and such other Persons as the General Partner shall determine against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

            E. Benefit Plan Fiduciary. For purposes of this Section 7.7, (i) the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan, (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this
Section 7.7 and (iii) actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is not opposed to the best interests of the Partnership

            F. No Personal Liability for Limited Partner. In no event may an Indemnitee subject any of the Partners to liability by reason of the indemnification provisions set forth in this Agreement.

            G. Interested Transactions. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

            H. Benefit. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7, or any provision hereof, shall be prospective only and shall not in any way affect the obligation of the Partnership to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or related to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

      Section 7.8 Liability of the General Partner and Manager

            A. General. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner, the Manager and their respective directors, officers and members shall not be liable for monetary damages to the Partnership or any Partners for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the General Partner or such persons acted in good faith including in connection with any transaction with Affiliates.

            B. No Obligation to Consider Separate Interests of Limited Partners. The Limited Partners expressly acknowledge that the General Partner and those acting on its behalf are acting on behalf of the Partnership, that the General Partner and those acting on its behalf are under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions and that the General Partner and those acting on its behalf shall not be liable for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner or such persons have acted in good faith.

            C. Actions of Agents. Subject to its obligations and duties as General Partner set forth in Section 7.1.A above, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

            D. Effect of Amendment. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the General Partner and those acting on its behalf to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

      Section 7.9 Other Matters Concerning the General Partner

            A. Reliance on Documents. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

            B. Reliance on Advisors. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by it, and any act taken or omitted to be taken in reliance upon the advice of such Persons as to matters which the General Partner reasonably believes to be within such Persons' professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice.

            C. Action Through Agents. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to employ persons in the operation and management of the business of the Partnership, including but not limited to, supervisory managing agents, building management agents, insurance, real estate and loan brokers, agents, employees, managers, accountants, attorneys, consultants and others, on such terms and for such compensation as the General Partner shall determine. In addition, the General Partner may act through any of its duly authorized members, officers, the Manager or a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

            D. Actions to Avoid Publicly Traded Partnership Status. Notwithstanding any other provision of this Agreement, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable to ensure that the Partnership will not be classified as a "publicly traded partnership" for purposes of Sections 351(e), 469(k) or 7704 of the Code, including without limitation imposing restrictions on transfers of Units hereunder, is expressly authorized under this Agreement and is deemed approved by all the Limited Partners; provided however, that the General Partner shall be under no obligation to avoid publicly traded partnership status for the Partnership if the General Partner determines, in its sole and absolute discretion, that the avoidance of such status is no longer in the best interests of the Partners taken as a whole.

      Section 7.10 REIT Restrictions

            Notwithstanding anything herein to the contrary, the General Partner may not, without the consent of Limited Partners owning a majority of the Percentage Interests, take any action, directly or indirectly, in any manner, that would result in a violation of Section 6.8 of the Newkirk Associates Agreement, as amended, substituting "the Partnership" for "the Company" in each place in said Section in which the words "the Company" appears.

      Section 7.11 Reliance by Third Parties

            Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership; and
(iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                  ARTICLE VIII
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

      Section 8.1 Limitation of Liability

            The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.4 hereof, or under the Act.

      Section 8.2 Management of Business

            No Limited Partner (other than the General Partner, any of its Affiliates or any officer, director, employee, partner or agent of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner or agent of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

      Section 8.3 [Intentionally Left Blank]

      Section 8.4 Outside Activities of Limited Partners

            The Limited Partners and any of their Affiliates may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or its Affiliates. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any other Person and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

      Section 8.5 Return of Capital

            No Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except as permitted by Section 4.2 hereof, no Limited Partner shall have priority over any other Limited Partner, either as to the return of Capital Contributions or as to profits, losses or distributions.

      Section 8.6 Rights of Limited Partners Relating to the Partnership

            A. General. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.6.B below, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense:

                  i. to obtain a copy of the most recent annual reports filed with the Securities and Exchange Commission by the Partnership pursuant to the Securities Exchange Act of 1934;

                  ii. to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year,

                  iii. to obtain a current list of the name and last known business, residence or mailing address of each Partner, and

                  iv. to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed.

            B. Confidentiality. Notwithstanding any other provision of this
Section 8.6, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

                                   ARTICLE IX
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

      Section 9.1 Records and Accounting

            The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 below. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, computer disk, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

      Section 9.2 Fiscal Year

            The fiscal year of the Partnership shall be the calendar year.

      Section 9.3 Reports

            As soon as practicable, but in no event later than one hundred five
(105) days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

                                    ARTICLE X
                                   TAX MATTERS

      Section 10.1 Preparation of Tax Returns

            The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

      Section 10.2 Tax Elections

            Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code. The General Partner shall have the right to seek to revoke any such election upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

      Section 10.3 Tax Matters Partner

            A. General. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6230(e) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number and profits interest of each of the Limited Partners.

            B. Powers. The tax matters partner is authorized, but not required:

                  (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a "notice partner" (as defined in Section 6231(a)(8) of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

                  (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership's principal place of business is located;

                  (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

                  (4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

                  (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

                  (6) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

            The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 hereof shall be fully applicable to the tax matters partner in its capacity as such.

            C. Reimbursement. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm or a law firm to assist the tax matters partner in discharging its duties hereunder, as long as the compensation paid by the Partnership for such services is reasonable.

      Section 10.4 Withholding

            Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a recourse loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Units to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.4. In the event that a Limited Partner fails to pay all amounts owed to the Partnership pursuant to this Section 10.4 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the General Partner shall request in order to perfect, maintain or enforce the security interest created hereunder.

                                   ARTICLE XI
                            TRANSFERS AND WITHDRAWALS

      Section 11.1 Transfer

            A. Definition. The word "transfer," when used in this Article XI with respect to a Unit, shall be deemed to refer to a transaction by which a Limited Partner purports to transfer or assign all or any part of its Units to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. No part of a Limited Partner's Units shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and no part of a Limited Partner's Units may be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

            B. General. No Units shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Unit not made in accordance with this
Article XI shall be null and void.

      Section 11.2 Limited Partners' Rights to Transfer

            A. General. Subject to the provisions of Section 11.2.B below, a Limited Partner may not transfer or assign all or any portion of its Units to any person unless: (i) such transferee or assignee delivers a written representation (which may be accepted or rejected by the General Partner in its sole discretion) to the effect that such transferee is an Accredited Investor and that the Units are being acquired for the transferee's own account and for investment purposes, and (ii) the General Partner consents in writing to such transfer or assignment and to the admission of such transferee or assignee as a Substituted Limited Partner, which consent, subject to the provisions of Section 11.2.D below, may not be unreasonably withheld. Subject to the provisions of
Section 11.2.D below, the General Partner intends to permit on an annual basis transfers of up to 2% of the outstanding Units (exclusive of Units held by any person "related," within the meaning of Section 267(b) or 707(b) of the Code to the General Partner), but not less than an aggregate of 6% of the outstanding Units (exclusive of Units held by members of the Newkirk Group) for Unitholders other than members of the Newkirk Group. Any purported transfer attempted in violation of this Section 11.2A shall be deemed void ab initio and shall have no force or effect.

            B. Incapacitated Limited Partners.

            (i) Subject to subsection 11.B.(ii) below, if a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

            (ii) Subject to Section 11.3.A. below, if a Limited Partner is subject to Incapacity, the General Partner shall consent to the admittance of the legal representatives and/or the ultimate distributees, legatees or beneficiaries, as the case may be, of such Limited Partner as a Substituted Limited Partner.

            C. No Transfers Violating Securities Laws. The General Partner may prohibit any transfer of Units by a Limited Partner that it reasonably believes would require filing of a registration statement under the Securities Act of 1933 or would otherwise violate any federal, or state securities laws or regulations applicable to the Partnership or the Units.

            D. No Transfers Affecting Tax Status of Partnership. The General Partner may prohibit any transfer of Units by a Limited Partner if (i) the General Partner determines that such transfer may result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes; (ii) the General Partner determines that such transfer is being effectuated through an "established securities market" or a "secondary market" (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code, or would otherwise violate any restrictions imposed by the General Partner pursuant to Section 7.9.D hereof; (iii) such transfer may cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the Code); (iv) such transfer may cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (v) such transfer would have adverse tax consequences to the Partners; or (vi) such transfer may subject the Partnership to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.

      Section 11.3 Substituted Limited Partners

            A. Rights of Substituted Limited Partner. To the extent a transfer or assignment has been consented to by the General Partner in accordance with
Section 11.2, or upon an event described in Section 11.2.B(ii) above, such transferee or assignee or legal representative, ultimate distributee, legatee or beneficiary, as the case may be, shall be admitted as a Substituted Limited Partner in accordance with this Article XI and shall have all the rights and powers and subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee or assignee or legal representative, ultimate distributee, legatee or beneficiary, as the case may be, as a Substituted Limited Partner shall be conditioned upon the transferee or assignee or legal representative, ultimate distributee, legatee or beneficiary, as the case may be, executing and delivering to the Partnership an acceptance of all the terms and conditions of this Agreement (including, without limitation, the provisions of Section 2.5 hereof) and such other documents or instruments as may be required to effect the admission.

            B. Amendment and Restatement of Exhibit A. Upon the admission of a Substituted Limited Partner, the General Partner shall amend and restate Exhibit A hereto to reflect the name, address, Capital Account, number of Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address, Capital Account and Percentage Interest of the predecessor of such Substituted Limited Partner.

      Section 11.4 General Provisions

            A. Withdrawal of Limited Partner. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's Units in accordance with this Article XI.

            B. Termination of Status as Limited Partner Any Limited Partner who shall transfer all of its Units in a transfer permitted pursuant to this Article XI shall cease to be a Limited Partner.

            C. Timing of Transfers. Transfers pursuant to this Article XI may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

            D. Allocations. If any Units are transferred during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this Article XI, Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with
Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly, or a monthly proration period, in which event Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be prorated based upon the applicable method selected by the General Partner). All distributions attributable to any Unit with respect to which the Partnership Record Date is before the date of such transfer shall be made to the transferor Partner, and all distributions thereafter attributable to the Unit shall be made to the transferee Partner.

            E. Additional Restrictions. In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this
Article XI, in no event may any transfer or assignment of a Unit by any Partner be made without the express consent of the General Partner, in its sole and absolute discretion, (i) to any person or entity who lacks the legal right, power or capacity to own a Unit; (ii) in violation of applicable law; or (iii) of any component portion of a Unit, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Unit.

                                   ARTICLE XII
                    WITHDRAWAL OR REMOVAL OF GENERAL PARTNER;
                              ADMISSION OF PARTNERS

      Section 12.1 Withdrawal of the General Partner.

            The General Partner may withdraw from the Partnership effective on at least sixty (60) days' advance written notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice. The General Partner shall have no liability to the Partnership or the Limited Partners on account of any withdrawal in accordance with the terms of this Section 12.1. If the General Partner shall give a notice of withdrawal pursuant to this Section 12.1, then a successor General Partner may be elected upon the written consent or affirmative vote of Limited Partners owning a majority of the Percentage Interests, who shall be admitted as a successor General Partner pursuant to
Section 12.4. If no successor General Partner shall be elected in accordance with this Section 12.1 and there shall be no remaining General Partner, then the Partnership shall be dissolved pursuant to Article XIII.

      Section 12.2 Removal of General Partner.

            (a) The General Partner may be removed as General Partner, with or without cause, only upon the written consent or affirmative vote of Limited Partners owning a majority of the Percentage Interests. Any such action by the Limited Partners also must provide for the election of a successor General Partner and shall become effective only upon admission of the successor General Partner pursuant to Section 12.4.

            (b) Written notice of the removal of the General Partner pursuant to this Section 12.2 shall be served upon such General Partner in the manner set forth in Section 15.1. Such notice shall set forth the day upon which such removal is to become effective, which date shall not be less than thirty (30) days after the service of the notice upon the General Partner.

            (c) A General Partner removed as a General Partner pursuant to this
Section 12.2 shall not have any right to participate in the management or control of the business of the Partnership from and after the effective date of such removal.

      Section 12.3 Amendment of Agreement and Certificate of Limited
Partnership.

            This Agreement and the Certificate of Limited Partnership shall be amended to reflect the withdrawal, removal or succession of a General Partner.

      Section 12.4 Admission of Successor General Partner.

            A successor General Partner selected pursuant to Sections 12.1 or
12.2 shall be admitted to the Partnership as a General Partner (in the place, in whole or in part, of the transferor or former General Partner), effective as of the date that an amendment of the Certificate of Limited Partnership, adding the name of such successor General Partner and other required information, is filed with the Secretary of State of the State of Delaware (which date shall be contemporaneous with the withdrawal of such former General Partner), and upon receipt by the former General Partner of all of the following:

            (a) the successor General Partner's acceptance of, and agreement to be bound by, all of the terms and provisions of this Agreement;

            (b) evidence of the authority of such successor General Partner to become a General Partner and to be bound by all of the terms and conditions of this Agreement;

            (c) the written agreement of the successor General Partner to continue the business of the Partnership in accordance with the terms and provisions of this Agreement; and

            (d) such other documents or instruments as may be required in order to effect the admission of the successor General Partner as the General Partner under this Agreement and applicable law.

      Section 12.5 Admission of Additional Limited Partners

            A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner evidence of acceptance in form and substance satisfactory to the General Partner of all of the terms and conditions of this Agreement (including without limitation, the provisions of Section 2.5 hereof) and such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner. Notwithstanding anything to the contrary in this Section 12.5, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

      Section 12.7 Amendment of Agreement and Certificate of Limited Partnership

            For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership (including an amendment and restatement of Exhibit A hereto) and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose exercise the power of attorney granted pursuant to Section 2.5 hereof.

                                  ARTICLE XIII
                           DISSOLUTION AND LIQUIDATION

      Section 13.1 Dissolution

            The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following ("Liquidating Events"):

            A. an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after such event of withdrawal Limited Partners owning a majority of the Percentage Interests of the Limited Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

            B. an election to dissolve the Partnership made by the General Partner with the consent of Limited Partners owning a majority of the Percentage Interests;

            C. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

            D. subject to Section 14.3.A hereof, the sale, exchange or other disposition of all or substantially all of the assets and properties of the Partnership for cash or marketable securities upon the election of the General Partner and consent of Limited Partners owning a majority of the Percentage Interests; or

            E. a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to or within ninety (90) days after the entry of such order or judgment Limited Partners owning more than a majority of the Percentage Interests agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

      Section 13.2 Winding Up

            A. General. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by Limited Partners owning a majority of the Percentage Interests held by Limited Partners (the "Liquidator")) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include equity or other securities of the General Partner or any other entity) shall be applied and distributed in the following order:

                  (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

                  (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the Partners; and

                  (3) The balance, if any, to the Partners in accordance with their positive Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII.

            B. Deferred Liquidation. Notwithstanding the provisions of Section 13.2.A above which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A above, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

      Section 13.3 Compliance with Timing Requirements of Regulations

            In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XIII to the Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the Limited Partners pursuant to this Article XIII may be: (A) distributed to a trust established for the benefit of the Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership (in which case the assets of any such trust shall be distributed to the Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Limited Partners pursuant to this Agreement); or (B) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership; that such withheld amounts shall be distributed to the Limited Partners as soon as practicable.

      Section 13.4 Rights of Limited Partners

            Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise expressly provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions, or allocations.

      Section 13.5 Notice of Dissolution

            In the event a Liquidating Event occurs or an event occurs that would, but for provisions of an election or objection by one or more Partners pursuant to Section 13.1 above, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

      Section 13.6 Cancellation of Certificate of Limited Partnership

            Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 above, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

      Section 13.7 Reasonable Time for Winding Up

            A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 above, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.

      Section 13.8 Waiver of Partition

            Each Partner hereby waives any right to partition of the Partnership property.

      Section 13.9 Liability of Liquidator

            The Liquidator shall be indemnified and held harmless by the Partnership in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 7.7 hereof.

                                   ARTICLE XIV
                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

      Section 14.1 Amendments

            A. General. Amendments to this Agreement may be proposed only by the General Partner. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the consent of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. Except as provided in Section 14.1.B or 14.1.C, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the consent of Limited Partners owning a majority of the Percentage Interests.

            B. Amendments Not Requiring Limited Partner Approval.
Notwithstanding Section 14.1.A, the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any provision of this Agreement which is within the General Partner's discretion hereunder, including without limitation, the following:

            (a) to reflect a change in the name or location of the principal office of the Partnership;

            (b) to reflect the admission, substitution, termination, or withdrawal of Limited Partners in accordance with this Agreement;

            (c) to reflect a change that is of an inconsequential nature and does not adversely affect Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

            (d) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

            (e) to make any change required or contemplated by this Agreement;

            (f) to amend any provisions requiring any action by the General Partner if applicable provisions of the Act related to the Partnership are amended or changed so that such action is no longer necessary; or

            (g) to authorize the Partnership to issue Units or other securities in one or more additional classes, or one or more series of classes, with any designations, preferences and relative, participating, optional or other special rights as shall be fixed by the General Partner.

            C. Amendments Requiring Limited Partner Approval. Notwithstanding
Section 14.1.A or Section 14.1.B hereof, the General Partner shall not (except in connection with amendments made to reflect the issuance of additional Units or other securities and the relative rights, powers and duties incident thereto) amend this Section 14.1.C or Section 14.3 without the consent of Limited Partners owning a majority of the Percentage Interests.

            D. Amendment and Restatement of Exhibit A Not An Amendment. Notwithstanding anything in this Article XIV or elsewhere in this Agreement to the contrary, any amendment and restatement of Exhibit A hereto by the General Partner to reflect events or changes otherwise authorized or permitted by this Agreement, whether pursuant to Section 7.1.A(xix) hereof or otherwise, shall not be deemed an amendment of this Agreement and may be done at any time and from time to time, as necessary by the General Partner without the consent of Limited Partners.

      Section 14.2 Meetings of the Partners; Actions Without a Meeting

            A. General. Meetings of the Partners may be called only by the General Partner. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting; provided that a Partner's attendance at any meeting of Partners shall be deemed a waiver of the foregoing notice requirement with respect to such Partner. Partners may vote in person or by proxy at such meeting. Whenever the vote or consent of Partners is permitted or required under this Agreement, such vote or consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.2.B, below. Except as otherwise expressly provided in this Agreement, the consent of Limited Partners owning a majority of the Percentage Interests shall control.

            B. Actions Without a Meeting. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by Limited Partners owning a majority of the Percentage Interests (or such other percentage as is expressly required by this Agreement). For purposes of obtaining written consent, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. The consent procedure described in the preceding sentence shall not be available for purposes of obtaining any consent required by Section 12.2. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of Limited Partners owning a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

            C. Proxy. Each Limited Partner may authorize any Person or Persons to act for such Limited Partner by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of notice thereof in writing.

            D. Conduct of Meeting. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

      Section 14.3 Voting Rights

            A. Limited Partners shall have the right to vote on all matters specified below and the actions specified therein may be taken by the General Partner only with the consent of Limited Partners owning a majority of the Percentage Interests:

                  (i) amendment of this Agreement, except as set forth in
      Section 14.1.B;

                  (ii) dissolution of the Partnership pursuant to Section
      13.1.B;

                  (iii) selection of a Liquidating Trustee pursuant to Section 13.2.A;

                  (iv) approval or disapproval of a sale or other disposition, except upon dissolution and liquidation pursuant to Article XIII, of all or substantially all of the assets of the Partnership in a single sale or in a related series of multiple sales; provided, however, that this provision shall not be interpreted to preclude or limit the mortgage, pledge, hypothecation or grant of a security interest in all or substantially all of the assets of the Partnership and shall not apply to any forced sale of any or all of the assets of the Partnership pursuant to the foreclosure of, or other realization upon, any such encumbrance;

                  (v) election of a successor General Partner pursuant to
      Section 12.1;

                  (vi) removal of the General Partner pursuant to Section 12.2;

                  (vii) when the Partnership would otherwise dissolve and its business would not otherwise be continued pursuant to Article XIII, election to reconstitute and continue the business of the Partnership pursuant to Section 13.1.A or 13.1.E; and

                  (viii) approval or disapproval of the merger or other combination of the Partnership with another entity in which the Partnership is not the surviving entity.

            B. Except as expressly provided in this Agreement, Limited Partners shall have no voting rights.

                                   ARTICLE XV
                               GENERAL PROVISIONS

      Section 15.1 Addresses and Notices

            All notices, demands, requests or other communications which may be or are required to be given, served, or sent by a Limited Partner or the Partnership pursuant to this Agreement shall be in writing and shall be personally delivered, mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram or telex, addressed as follows:

            If to the General Partner:

            MLP GP LLC
            P.O. Box 9507
            Boston, MA  02114-9507

            If to a Limited Partner:

            The Last Known Business, Residence or
            Mailing Address of Such Limited Partner
            Reflected in the Records of the
            Partnership

            If to the Partnership:

            The Newkirk Master Limited Partnership
            P.O. Box 9507
            Boston, MA  02114-9507

The General Partner and each Limited Partner and the Partnership may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be delivered, mailed or transmitted in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with an affidavit of personal delivery, the return receipt, the delivery receipt, or (with respect to a telex) the answerback being deemed conclusive (but not exclusive) evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

      Section 15.2 Titles and Captions

            All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

      Section 15.3 Pronouns and Plurals

            Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

      Section 15.4 Further Action

            The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

      Section 15.5 Binding Effect

            This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

      Section 15.6 Creditors; Other Third Parties

            Other than as expressly set forth herein with regard to any Indemnitee, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor or other third party having dealings with the Partnership.

      Section 15.7 Waiver

            No failure by any parry to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

      Section 15.8 Counterparts

            To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

      Section 15.9 Applicable Law

            This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

      Section 15.10 Invalidity of Provisions

            If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

      Section 15.11 Entire Agreement

            This Agreement and all Exhibits attached hereto (which Exhibits are incorporated herein by reference as if fully set forth herein) contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any prior written oral understandings or agreements among them with respect thereto.

            IN WITNESS WHEREOF, the General Partner and the Organizational Limited Partner have executed this Agreement as of the date first written above.

                                             GENERAL PARTNER:

                                             MLP GP LLC

                                             By: Newkirk MLP Corp., Manager

                                             By: /s/ Michael L. Ashner
                                                 -------------------------------
                                                 Chief Executive Officer


                                             ORGANIZATIONAL LIMITED PARTNER:

                                             NEWKIRK MANAGER CORP.

                                             By: /s/ Peter Braverman
                                                 -------------------------------
                                                 Executive Vice President

                                    EXHIBIT A

                     Partners, Units and Percentage Interest

Name                             Number of Units             Percentage Interest
----                             ---------------             -------------------

Newkirk Manager Corp.                 100                            100%

                                    EXHIBIT B

                           CAPITAL ACCOUNT MAINTENANCE

            A. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv). The initial Capital Account balance of each Person who is a Limited Partner on the Effective Time shall be as set forth in Section 4.1.B of the Agreement. Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any deemed contributions made by such Partner to the Partnership pursuant to this Agreement; and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section B of this Exhibit B and allocated to such Partner pursuant to Section 6.1.A of the Agreement and Section 1 of Exhibit C hereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Limited Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section B of this Exhibit B and allocated to such Limited Partner pursuant to Section 6.1.B of the Agreement and Section 1 of Exhibit C hereof.

            B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Limited Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

            (1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Limited Partner (to the extent that such adjustments have not previously been reflected in the Limited Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Limited Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704-1(b)(2)(iv)(m)(4).

            (2) The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

            (3) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Carrying Value of such property as of such date.

            (4) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

            (5) In the event the Carrying Value of any partnership asset is adjusted pursuant to Section D of this Exhibit B, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

            C. A transferee of a Unit shall succeed to a pro rata portion of the Capital Account of the transferor.

            D. (1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section D(2), the Carrying Value of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section
      6.1 of the Agreement.

            (2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Limited Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

            (3) In accordance with Regulations Section 1.704-1(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property as of the time any such asset is distributed.

            (4) In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner (or the Liquidator, if applicable) using such reasonable method of valuation as it may adopt. The General Partner (or the Liquidator, if applicable) shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole and absolute discretion) to arrive at a fair market value for individual properties.

            E. The provisions of this Agreement (including this Exhibit B and other Exhibits to this Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify (i) the manner in which the Capital Accounts, or any debits or credits thereto

(including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership or the Limited Partners) are computed; or (ii) the manner in which items are allocated among the Partners for federal income tax purposes in order to comply with such Regulations or to comply with Section 704(c) of the Code, the General Partner may make such modification without regard to Article XIV of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article XIII of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Limited Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q); and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b). In addition, the General Partner may adopt and employ such methods and procedures for (i) the maintenance of book and tax capital accounts; (ii) the determination and allocation of adjustments under Sections 704(c), 734 and 743 of the Code; (iii) the determination of Net Income, Net Loss, taxable loss and items thereof under this Agreement and pursuant to the Code; (iv) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis; (v) the allocation of asset value and tax basis; and (vi) conventions for the determination of cost recovery, depreciation and amortization deductions, as it determines in its sole discretion are necessary or appropriate to effect the provisions of this Agreement, to comply with federal and state tax laws, and are in the best interests of the Limited Partners taken as a whole.

                                    EXHIBIT C

                            SPECIAL ALLOCATION RULES

1. Special Allocation Rules

            Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

            A. Minimum Gain Chargeback. Notwithstanding the provisions of
Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable year, each Limited Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Limited Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith. Solely for purposes of this Section 1.A, each Limited Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit for such Partnership taxable year and without regard to any decrease in Partner Minimum Gain during such Partnership taxable year.

            B. Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.1 of this Agreement or any other provisions of this Exhibit C (except Section 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership taxable year, each Limited Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.702-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Limited Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 1.B, each Limited Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit with respect to such Partnership taxable year, other than allocations pursuant to Section 1.A hereof.

            C. Qualified Income Offset. In the event any Limited Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
1.704-1(b)(2)(ii)(d)(6), and, after giving effect to the allocations required under Sections 1.A and 1.B hereof, such Limited Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income and gain for the Partnership taxable year) shall be specially allocated to such Limited Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

            D. Gross Income Allocation. In the event that any Limited Partner has an Adjusted Capital Account Deficit at the end of any Partnership taxable year (after taking into account allocations to be made under the preceding paragraphs hereof with respect to such Partnership taxable year) each such Limited Partner shall be specially allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership taxable year) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit.

            E. Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Partnership taxable year shall be specially allocated to the Limited Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i).

            F. Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be specially allocated to the Limited Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

            G. Curative Allocations. The allocations set forth in Section 1.A through 1.E of this Exhibit C (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations under Section 704(b) of the Code. The Regulatory Allocations may not be consistent with the manner in which the Partners intend to divide Partnership distributions. Accordingly, the General Partner is hereby authorized to divide other allocations of income, gain, deduction and loss among the Limited Partners so as to prevent the Regulatory Allocations from distorting the manner in which Partnership distributions will be divided among the Limited Partners. In general, the Limited Partners anticipate that, if necessary, this will be accomplished by specially allocating other items of income, gain, loss and deduction among the Limited Partners so that the net amount of the Regulatory Allocations and such special allocations to each person is zero. However, the General Partner will have discretion to accomplish this result in any reasonable manner; provided, however, that no allocation pursuant to this Section 1.G shall cause the Partnership to fail to comply with the requirements of Regulations Sections 1.704-1(b)(2)(ii)(d), -2(e) or -2(i).

2. Allocations for Tax Purposes

            A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Limited Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

            B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Limited Partners as follows:

            (1)(a) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Limited Partners, consistent with the principles of Section 704(c) of the Code and the Regulations thereunder, to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution; and

            (b) Any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Limited Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

            (2)(a) In the case of an Adjusted Property, such items shall first be allocated among the Limited Partners in a manner consistent with the principles of Section 704(c) of the Code and the Regulations thereunder to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B; and

            (b) Second, in the event such property was originally a Contributed Property, be allocated among the Limited Partners in a manner consistent with Section 2.B(1) of this Exhibit C; and

            (c) Any item of Residual Gain or Residual Loss attributable to an Adjusted Property that was not originally a Contributed Property shall be allocated among the Limited Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

            C. The General Partner shall have the authority to elect the Section 704(c) allocation method to be used by the Partnership, and such election shall be binding on all Partners.